EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


China Premium Food Corporation
11300 US Highway 1, Suite 202
North Palm Beach, Florida 33408

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 3, 2000, relating to the consolidated financial statements of China Premium Food Corporation, appearing in the Company's Annual Report on Form 10K for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/  BDO Seidman, LLP

Los Angeles, California
February 12, 2001